Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig R. Herkert, J. Andrew Herring and Todd N. Sheldon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of shares of SUPERVALU INC. common stock, par value $0.01 per share, under the SUPERVALU INC. 2012 Stock Plan and the SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Statement), as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 18th day of July, 2012, by the following persons:

Signature	Title
/s/ Craig R. Herkert	Chief Executive Officer and President; Director
Craig R. Herkert	(principal executive officer)

/s/ Sherry M. Smith	Executive Vice President.
Sherry M. Smith	Chief Financial Officer (principal financial and accounting officer)

/s/ Donald R. Chappel	Director
Donald R. Chappel

/s/ Irwin S. Cohen	Director
Irwin S. Cohen

/s/ Ronald E. Daly	Director
Ronald E. Daly

/s/ Susan E. Engel	Director
Susan E. Engel

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Edwin C. Gage	Director
Edwin C. Gage

/s/ Steven S. Rogers	Director
Steven S. Rogers

/s/ Matthew E. Rubel	Director
Matthew E. Rubel

/s/ Wayne C. Sales	Director and Non-Executive Chairman
Wayne C. Sales

/s/ Kathi P. Seifert	Director
Kathi P. Seifert